UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2025

TARGET HOSPITALITY CORP.

(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300

THE WOODLANDS, Texas 77381

(Address of principal executive offices, including zip code)

(832) 709-2563

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2025, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) approved and adopted amendments to the Company’s Bylaws (the “Fifth Amended and Restated Bylaws”) to (a) remove Section 7.6, Interested Directors; Quorum, which related to transactions or contracts between the Company and its directors or officers and was based on an earlier version of Section 144 of the Delaware General Corporation Law, and has been removed in light of recent amendments to Section 144, which will now apply to the Company by default, and to (b) incorporate ministerial, clarifying and conforming changes.

The foregoing description of the amendments to the Fifth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
3.1	Fifth Amended and Restated Bylaws of Target Hospitality Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: November 24, 2025		Name:	Heidi D. Lewis
		Title:	Executive Vice President, General Counsel and Secretary